News Release

Virtus Investment Partners Announces Financial Results for First Quarter 2023

▪Earnings Per Share - Diluted of $5.21; Earnings Per Share - Diluted, as Adjusted, of $4.20
▪Total Sales of $6.2B; Net Flows of ($1.9B); Assets Under Management of $154.8B

Hartford, CT, April 28, 2023 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended March 31, 2023.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	3/31/2023	3/31/2022	Change	12/31/2022	Change
U.S. GAAP Financial Measures
Revenues	$197.9	$252.4	(22%)	$198.4	—%
Operating expenses	$169.3	$186.9	(9%)	$167.2	1%
Operating income (loss)	$28.6	$65.6	(56%)	$31.2	(8%)
Operating margin	14.4%	26.0%		15.7%
Net income (loss) attributable to Virtus Investment Partners, Inc.	$38.6	$33.1	17%	$35.4	9%
Earnings (loss) per share - diluted	$5.21	$4.22	23%	$4.77	9%
Weighted average shares outstanding - diluted	7.410	7.839	(5%)	7.419	—%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$176.9	$221.9	(20%)	$176.3	—%
Operating expenses, as adjusted	$129.5	$131.9	(2%)	$120.2	8%
Operating income (loss), as adjusted	$47.4	$90.1	(47%)	$56.1	(16%)
Operating margin, as adjusted	26.8%	40.6%		31.8%
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$31.1	$61.7	(50%)	$38.3	(19%)
Earnings (loss) per share - diluted, as adjusted	$4.20	$7.87	(47%)	$5.17	(19%)
Weighted average shares outstanding - diluted, as adjusted	7.410	7.839	(5%)	7.419	—%

(1) See the information beginning on page 10 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary
The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 10 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	3/31/2023	3/31/2022	Change	12/31/2022	Change
Ending total assets under management	$154.8	$183.3	(16%)	$149.4	4%
Average total assets under management	$152.4	$190.1	(20%)	$148.6	3%
Total sales	$6.2	$9.4	(34%)	$7.3	(14%)
Net flows	$(1.9)	$(2.0)	(5%)	$(3.4)	(44%)

N/M - Not Meaningful

Total assets under management of $154.8 billion at March 31, 2023 increased from $149.4 billion at December 31, 2022 due to market performance and retail separate account net inflows partially offset by net outflows in other products. In addition, other fee-earning assets of $2.6 billion increased from $2.5 billion at December 31, 2022.
Total sales of $6.2 billion compared with $7.3 billion in the fourth quarter, as higher retail separate account sales were more than offset by lower institutional sales due to a large funding in the prior quarter. Open-end fund sales of $3.0 billion were essentially unchanged, as higher sales of equity strategies were offset by lower fixed income and alternative sales. Retail separate account sales of $1.4 billion increased 12% primarily due to small/mid cap equity strategies. Institutional sales of $1.9 billion compared with $3.0 billion in the prior quarter, which included a large funding and the issuance of a collateralized loan obligation (CLO).
Net flows of ($1.9) billion improved from ($3.4) billion in the prior quarter due to a lower level of redemptions in all products. Open-end fund net flows of ($1.8) billion improved from ($3.8) billion due to lower redemptions across all asset classes and included net inflows in small/mid cap, emerging markets, and large cap equity strategies. Retail separate account net flows of $0.1 billion compared with ($0.4) billion in the prior quarter due to higher sales and lower redemptions, with continued net inflows in the private client channel. Institutional net flows of ($0.2) billion compared with $0.8 billion in the prior quarter due to lower sales, which included the large funding and CLO issuance in the fourth quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results
Operating income of $28.6 million declined from $31.2 million in the prior quarter due to a 1% increase in total operating expenses with revenues essentially unchanged. The increase in operating expenses included $11.4 million of seasonal employment items partially offset by lower fair value adjustments to contingent consideration, operating expenses of consolidated investment products, other operating expenses, and variable incentive compensation.

Net income attributable to Virtus Investment Partners, Inc. of $5.21 per diluted common share included $0.93 of fair value adjustments to affiliate noncontrolling interests and $0.64 of net realized and unrealized gains on investments. Net income per diluted share of $4.77 in the prior quarter included $1.53 of fair value adjustments to affiliate noncontrolling interests, $0.78 of net realized and unrealized gains on investments, ($1.03) of CLO issuance expenses, ($0.50) of fair value adjustments to contingent consideration, and ($0.41) of discrete tax adjustments. The fair value adjustments to affiliate non-controlling interests and contingent consideration reflected current estimated value and expectations of future payments.

The effective tax rate of 20% decreased from 34% in the prior quarter, primarily reflecting changes in valuation allowances related to marketable securities and other discrete tax adjustments.

Non-GAAP Results
Revenues, as adjusted, of $176.9 million increased modestly from $176.3 million in the prior quarter, as higher average assets and fee rate were partially offset by two fewer days in the quarter.
Employment expenses, as adjusted, of $98.6 million increased from $88.3 million due to $11.4 million of seasonal items, primarily payroll taxes and benefits related to the timing of annual incentive payments, partially offset by lower variable incentive compensation. Other operating expenses, as adjusted, of $29.8 million declined from $30.8 million in the prior quarter largely due to lower professional fees and seasonally lower travel and related activity. Operating income, as adjusted, of $47.4 million and the related margin of 26.8% declined from $56.1 million and 31.8%, respectively, due to the seasonal employment expenses, partially offset by lower other operating expenses and lower variable incentive compensation.

Net income attributable to Virtus Investment Partners, Inc., as adjusted, per diluted common share was $4.20, a decrease of $0.97, or 19%, from $5.17 in the prior quarter. The decline primarily reflected the seasonal items.
The effective tax rate, as adjusted, of 28% compared with 27% in the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	3/31/2023	3/31/2022	Change	12/31/2022	Change
Cash and cash equivalents	$213.4	$225.2	(5%)	$338.2	(37%)
Gross debt (1)	$260.9	$273.6	(5%)	$261.6	—%
Contingent consideration (2)	$101.2	$130.7	(23%)	$128.4	(21%)
Redeemable noncontrolling interests (3)	$88.2	$129.3	(32%)	$95.5	(8%)
Total equity exc. noncontrolling interests	$837.9	$816.5	3%	$817.0	3%

Working capital (4)	$184.4	$196.1	(6%)	$180.6	2%
Net debt (cash) (5)	$47.5	$48.4	(2%)	$(76.7)	N/M

(1)Excludes deferred financing costs of $6.3 million, $7.7 million, and $6.5 million, as of March 31, 2023, March 31, 2022, and December 31, 2022, respectively
(2)Represents estimates of revenue participation and contingent payments
(3)Excludes redeemable noncontrolling interests of consolidated investment products of $18.4 million, $9.4 million, and $18.3 million as of March 31, 2023, March 31, 2022, and December 31, 2022, respectively
(4)Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, debt principal payments due over next 12 months and revenue participation amounts earned as of the balance sheet date and due within 12 months
(5)Defined as gross debt less cash and cash equivalents
N/M - Not Meaningful

Working capital of $184.4 million at March 31, 2023 increased modestly from $180.6 million at December 31, 2022.
During the quarter, the company net settled 70,716 shares of common stock for $12.2 million to satisfy employee tax obligations.
Acquisition of AlphaSimplex
As previously disclosed, on April 1, 2023 the company completed its acquisition of AlphaSimplex, a leading manager of quantitative alternative investment solutions. Consideration of $130.0 million was financed with existing balance sheet resources including $50.0 million drawn from the company's revolving credit facility.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call and Investor Presentation
Management will host an investor conference call and webcast on Friday, April 28, 2023, at 10 a.m. Eastern to discuss these financial results and related matters. The presentation that will accompany the conference call is available in the Investor Relations section of virtus.com. A replay of the call will be available in the Investor Relations section for at least one year.

About Virtus Investment Partners, Inc.
Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. We provide investment management products and services from our affiliated managers, each with a distinct investment style and autonomous investment process, as well as select subadvisers. Investment solutions are available across multiple disciplines and product types to meet a wide array of investor needs. Additional information about our firm, investment partners, and strategies is available at virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2023	3/31/2022	Change	12/31/2022	Change
Revenues
Investment management fees	$164,478	$206,817	(20%)	$163,648	1%
Distribution and service fees	14,153	20,007	(29%)	14,606	(3%)
Administration and shareholder service fees	18,359	24,344	(25%)	18,973	(3%)
Other income and fees	884	1,272	(31%)	1,144	(23%)
Total revenues	197,874	252,440	(22%)	198,371	—%
Operating Expenses
Employment expenses	98,614	105,993	(7%)	87,676	12%
Distribution and other asset-based expenses	23,715	32,846	(28%)	24,365	(3%)
Other operating expenses	30,730	31,712	(3%)	31,811	(3%)
Operating expenses of consolidated investment products	700	740	(5%)	2,481	(72%)
Change in fair value of contingent consideration	—	—	N/M	5,120	(100%)
Depreciation expense	1,145	935	22%	1,088	5%
Amortization expense	14,391	14,662	(2%)	14,609	(1%)
Total operating expenses	169,295	186,888	(9%)	167,150	1%
Operating Income (Loss)	28,579	65,552	(56%)	31,221	(8%)
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	2,670	(2,982)	N/M	3,529	(24%)
Realized and unrealized gain (loss) of consolidated investment products, net	2,596	(13,344)	N/M	4,147	(37%)
Other income (expense), net	(343)	287	N/M	(352)	(3%)
Total other income (expense), net	4,923	(16,039)	N/M	7,324	(33%)
Interest Income (Expense)
Interest expense	(5,005)	(2,279)	120%	(4,512)	11%
Interest and dividend income	3,238	328	N/M	2,578	26%
Interest and dividend income of investments of consolidated investment products	46,814	20,380	130%	35,889	30%
Interest expense of consolidated investment products	(35,203)	(12,088)	191%	(33,374)	5%
Total interest income (expense), net	9,844	6,341	55%	581	N/M
Income (Loss) Before Income Taxes	43,346	55,854	(22%)	39,126	11%
Income tax expense (benefit)	8,703	16,735	(48%)	13,291	(35%)
Net Income (Loss)	34,643	39,119	(11%)	25,835	34%
Noncontrolling interests	3,981	(6,060)	N/M	9,565	(58%)
Net Income (Loss) Attributable to Virtus Investment Partners, Inc.	$38,624	$33,059	17%	$35,400	9%
Earnings (Loss) Per Share - Basic	$5.33	$4.38	22%	$4.87	9%
Earnings (Loss) Per Share - Diluted	$5.21	$4.22	23%	$4.77	9%
Cash Dividends Declared Per Common Share	$1.65	$1.50	10%	$1.65	—%
Weighted Average Shares Outstanding - Basic	7,245	7,546	(4%)	7,262	—%
Weighted Average Shares Outstanding - Diluted	7,410	7,839	(5%)	7,419	—%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	3/31/2022	06/30/2022	9/30/2022	12/31/2022	3/31/2023
By Product (period end):
Open-End Funds (1)	$73,149	$59,479	$54,454	$53,000	$53,865
Closed-End Funds	12,060	10,645	10,146	10,361	10,358
Retail Separate Accounts	40,824	35,248	33,381	35,352	37,397
Institutional Accounts (2)	57,309	50,048	46,993	50,663	53,229
Total	$183,342	$155,420	$144,974	$149,376	$154,849

By Product (average) (3)
Open-End Funds (1)	$75,537	$65,592	$60,185	$54,870	$54,141
Closed-End Funds	11,762	11,405	10,971	10,389	10,424
Retail Separate Accounts	44,538	40,824	35,248	33,381	35,352
Institutional Accounts (2)	58,269	53,560	50,668	49,981	52,444
Total	$190,106	$171,381	$157,072	$148,621	$152,361

By Asset Class (period end):
Equity	$102,989	$84,754	$78,034	$81,894	$87,511
Fixed Income	45,418	39,322	36,910	36,903	36,596
Multi-Asset (4)	23,415	20,261	19,364	19,937	20,597
Alternatives (5)	11,520	11,083	10,666	10,642	10,145
Total	$183,342	$155,420	$144,974	$149,376	$154,849

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Management Fees Earned (6)
(in basis points)

	Three Months Ended
	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
By Product:
Open-End Funds (1)	46.5	46.2	46.8	47.2	47.6
Closed-End Funds	58.4	56.9	57.0	57.1	57.1
Retail Separate Accounts	43.6	42.9	42.2	42.6	44.2
Institutional Accounts (2)(7)	31.5	30.6	31.3	32.0	31.8
All Products (7)	41.9	41.2	41.5	41.7	42.0

(1)    Represents assets under management of U.S. retail funds, global funds, exchange traded funds, and variable insurance funds
(2)     Represents assets under management of institutional separate and commingled accounts including structured products
(3)    Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance
- Institutional Accounts - average of month-end balances in quarter
(4)    Consists of strategies and client accounts with substantial holdings in at least two of the following asset classes: equity, fixed income, and alternatives
(5)    Consists of event-driven, real estate securities, infrastructure, long/short, and other strategies
(6)    Represents investment management fees, as adjusted, divided by average assets. Investment management fees, as adjusted, exclude the impact of consolidated investment products and are net of revenue-related adjustments. Revenue-related adjustments are based on specific agreements and reflect the portion of investment management fees passed through to third-party client intermediaries for services to investors in sponsored investment products
(7)    Includes performance-related fees, in basis points, earned during the three months ended as follows:

	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Institutional Accounts	0.5	0.3	0.2	0.4	0.2
All Products	0.1	0.1	0.1	0.1	0.1
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended
	3/31/2022	6/30/2022	9/30/2022	12/31/2022	3/31/2023
Open-End Funds (1)
Beginning balance	$78,706	$73,149	$59,479	$54,454	$53,000
Inflows	4,956	3,120	2,880	3,029	3,011
Outflows	(8,378)	(7,643)	(5,689)	(6,839)	(4,792)
Net flows	(3,422)	(4,523)	(2,809)	(3,810)	(1,781)
Market performance	(6,907)	(9,000)	(2,012)	2,806	2,771
Other (2)	4,772	(147)	(204)	(450)	(125)
Ending balance	$73,149	$59,479	$54,454	$53,000	$53,865

Closed-End Funds
Beginning balance	$12,068	$12,060	$10,645	$10,146	$10,361
Inflows	8	24	157	2	4
Outflows	—	—	—	—	—
Net flows	8	24	157	2	4
Market performance	(196)	(1,250)	(531)	631	205
Other (2)	180	(189)	(125)	(418)	(212)
Ending balance	$12,060	$10,645	$10,146	$10,361	$10,358

Retail Separate Accounts
Beginning balance	$44,538	$40,824	$35,248	$33,381	$35,352
Inflows	2,022	1,288	1,179	1,221	1,367
Outflows	(1,394)	(1,977)	(1,418)	(1,651)	(1,288)
Net flows	628	(689)	(239)	(430)	79
Market performance	(4,342)	(4,887)	(1,628)	2,401	1,966
Ending balance	$40,824	$35,248	$33,381	$35,352	$37,397

Institutional Accounts (3)
Beginning balance	$51,874	$57,309	$50,048	$46,993	$50,663
Inflows	2,449	3,452	1,507	2,999	1,852
Outflows	(1,623)	(3,032)	(1,930)	(2,162)	(2,047)
Net flows	826	420	(423)	837	(195)
Market performance	(5,012)	(7,657)	(2,475)	2,976	2,906
Other (2)	9,621	(24)	(157)	(143)	(145)
Ending balance	$57,309	$50,048	$46,993	$50,663	$53,229

Total
Beginning balance	$187,186	$183,342	$155,420	$144,974	$149,376
Inflows	9,435	7,884	5,723	7,251	6,234
Outflows	(11,395)	(12,652)	(9,037)	(10,652)	(8,127)
Net flows	(1,960)	(4,768)	(3,314)	(3,401)	(1,893)
Market performance	(16,457)	(22,794)	(6,646)	8,814	7,848
Other (2)	14,573	(360)	(486)	(1,011)	(482)
Ending balance	$183,342	$155,420	$144,974	$149,376	$154,849

(1)     Represents assets under management of U.S. retail funds, global funds, exchange traded funds, and variable insurance funds
(2)     Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from cash management strategies, and the impact of non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), current income or capital returned by structured products and the use of leverage
(3)     Represents assets under management of institutional separate and commingled accounts including structured products

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure:

	Three Months Ended
Revenues	3/31/2023	3/31/2022	12/31/2022
Total revenues, GAAP	$197,874	$252,440	$198,371
Consolidated investment products revenues (1)	2,750	2,354	2,264
Investment management fees (2)	(9,561)	(12,838)	(9,758)
Distribution and service fees (2)	(14,154)	(20,008)	(14,607)
Total revenues, as adjusted	$176,909	$221,948	$176,270

Operating Expenses
Total operating expenses, GAAP	$169,295	$186,888	$167,150
Consolidated investment products expenses (1)	(700)	(740)	(2,481)
Distribution and other asset-based expenses (3)	(23,715)	(32,846)	(24,365)
Amortization of intangible assets (4)	(14,391)	(14,662)	(14,609)
Deferred compensation and related investments (5)	(572)	—	—
Acquisition and integration expenses (6)	(965)	(6,667)	(6,175)
Other (7)	592	(122)	637
Total operating expenses, as adjusted	$129,544	$131,851	$120,157

Operating Income (Loss)
Operating income (loss), GAAP	$28,579	$65,552	$31,221
Consolidated investment products (earnings) losses (1)	3,450	3,094	4,745
Amortization of intangible assets (4)	14,391	14,662	14,609
Deferred compensation and related investments (5)	572	—	—
Acquisition and integration expenses (6)	965	6,667	6,175
Other (7)	(592)	122	(637)
Operating income (loss), as adjusted	$47,365	$90,097	$56,113

Operating margin, GAAP	14.4%	26.0%	15.7%
Operating margin, as adjusted	26.8%	40.6%	31.8%

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11.

	Three Months Ended
Income (Loss) Before Taxes	3/31/2023	3/31/2022	12/31/2022
Income (loss) before taxes, GAAP	$43,346	$55,854	$39,126
Consolidated investment products (earnings) losses (1)	(1,412)	806	(441)
Amortization of intangible assets (4)	14,391	14,662	14,609
Deferred compensation and related investments (5)	(344)	—	—
Acquisition and integration expenses (6)	965	6,667	6,175
Other (7)	(592)	122	(637)
Seed capital and CLO investments (gains) losses (8)	(10,140)	10,735	(3,322)
Income (loss) before taxes, as adjusted	$46,214	$88,846	$55,510

Income Tax Expense (Benefit)
Income tax expense (benefit), GAAP	$8,703	$16,735	$13,291
Tax impact of:
Amortization of intangible assets (4)	4,025	3,974	3,988
Deferred compensation and related investments (5)	(96)	—	—
Acquisition and integration expenses (6)	270	1,807	1,686
Other (7)	1,745	2,603	(3,766)
Seed capital and CLO investments (gains) losses (8)	(1,722)	(1,041)	(46)
Income tax expense (benefit), as adjusted	$12,925	$24,078	$15,153

Effective tax rate, GAAPA	20.1%	30.0%	34.0%
Effective tax rate, as adjustedB	28.0%	27.1%	27.3%
A     Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B     Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Net Income (Loss) Attributable to Virtus Investment Partners, Inc.
Net income (loss) attributable to Virtus Investment Partners, Inc., GAAP	$38,624	$33,059	$35,400
Amortization of intangible assets, net of tax (4)	9,687	9,952	9,942
Deferred compensation and related investments (5)	(248)	—	—
Acquisition and integration expenses, net of tax (6)	695	4,860	4,489
Other, net of tax (7)	(9,236)	2,007	(8,216)
Seed capital and CLO investments (gains) losses, net of tax (8)	(8,418)	11,776	(3,276)
Net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted	$31,104	$61,654	$38,339
Weighted average shares outstanding - diluted	7,410	7,839	7,419

Earnings (loss) per share - diluted, GAAP	$5.21	$4.22	$4.77
Earnings (loss) per share - diluted, as adjusted	$4.20	$7.87	$5.17

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12.

	Three Months Ended
Administration and Shareholder Services Fees	3/31/2023	3/31/2022	12/31/2022
Administration and shareholder service fees, GAAP	$18,359	$24,344	$18,973
Consolidated investment products fees (1)	30	43	32
Administration and shareholder service fees, as adjusted	$18,389	$24,387	$19,005

Employment Expenses
Employment expenses, GAAP	$98,614	$105,993	$87,676
Deferred compensation and related investments (5)	(572)	—	—
Acquisition and integration expenses (6)	—	(4,282)	—
Other (7)	592	(122)	637
Employment expenses, as adjusted	$98,634	$101,589	$88,313

Other Operating Expenses
Other operating expenses, GAAP	$30,730	$31,712	$31,811
Acquisition and integration expenses (6)	(965)	(2,385)	(1,055)
Other operating expenses, as adjusted	$29,765	$29,327	$30,756

Total Other Income (Expense), Net
Total other income (expense), net GAAP	$4,923	$(16,039)	$7,324
Consolidated investment products (1)	5,721	5,136	(3,782)
Deferred compensation and related investments (5)	(907)	—	—
Seed capital and CLO investments (gains) losses (8)	(10,140)	10,735	(3,322)
Total other income (expense), net as adjusted	$(403)	$(168)	$220

Interest and Dividend Income
Interest and dividend income, GAAP	$3,238	$328	$2,578
Consolidated investment products (1)	1,028	868	1,111
Deferred compensation and related investments (5)	(9)	—	—
Interest and dividend income, as adjusted	$4,257	$1,196	$3,689

Total Noncontrolling Interests
Total noncontrolling interests, GAAP	$3,981	$(6,060)	$9,565
Consolidated investment products (1)	1,412	(806)	441
Amortization of intangible assets (4)	(679)	(736)	(679)
Other (7)	(6,899)	4,488	(11,345)
Total noncontrolling interests, as adjusted	$(2,185)	$(3,114)	$(2,018)

Notes to Reconciliations:
Reclassifications:
1.Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.
Other Adjustments:
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 13.

Revenue Related
2.Investment management/Distribution and service fees - Each of these revenue line items is reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing company sponsored investment products and servicing the client. The amount of fees fluctuates each period, based on a predetermined percentage of the value of assets under management, and varies based on the type of investment product. The specific adjustments are as follows:
Investment management fees - Based on specific agreements, the portion of investment management fees passed-through to third-party intermediaries for services to investors in sponsored investment products.
Distribution and service fees - Based on distinct arrangements, fees collected by the company then passed-through to third-party client intermediaries for services to investors in sponsored investment products. The adjustment represents all of the company's distribution and service fees that are recorded as a separate line item on the condensed consolidated statements of operations.
Management believes that making these adjustments aids in comparing the company's operating results with other asset management firms that do not utilize third-party client intermediaries.
Expense Related
3.Distribution and other asset-based expenses - Primarily payments to third-party client intermediaries for providing services to investors in sponsored investment products. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize third-party client intermediaries.
4.Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
5.Deferred compensation and related investments - Compensation expense, gains and losses (realized and unrealized), and interest and dividend income related to market performance of deferred compensation and related balance sheet investments. Market performance of deferred compensation plans and related investments can vary significantly from period to period. Management believes that making this adjustment aids in comparing the Company's operating results with prior periods.
6.Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, change in fair value of contingent consideration, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.
Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	3/31/2023	3/31/2022	12/31/2022
Employment expenses	$—	$4,282	$—
Other operating expenses	965	2,385	1,055
Change in fair value of contingent consideration	—	—	5,120
Total Acquisition and Integration Expenses	$965	$6,667	$6,175

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 14.

7.Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. Employment expenses and noncontrolling interests are adjusted for fair value measurements of affiliate minority interests. Other operating expenses are adjusted for non-capitalized debt issuance costs. Interest expense is adjusted to remove gains on early extinguishment of debt and the write-off of previously capitalized costs associated with the modification of debt. Income tax expense (benefit) items are adjusted for uncertain tax positions, changes in tax law, valuation allowances, and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.
Components of Other for the respective periods are shown below:

	Three Months Ended
Other	3/31/2023	3/31/2022	12/31/2022
Employment expense fair value adjustments	$(592)	$122	$(637)
Tax impact of adjustments	166	(33)	174
Other discrete tax adjustments	(1,911)	(2,570)	3,592
Affiliate minority interest fair value adjustments	(6,899)	4,488	(11,345)
Total Other	$(9,236)	$2,007	$(8,216)

Seed Capital and CLO Related
8.Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.
Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP, namely in excluding the impact of operating activities of consolidated investment products and reduced to exclude fees passed through to third-party client intermediaries who own the retail client relationship and are responsible for distributing the product and servicing the client.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to Virtus Investment Partners, Inc., as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the effect of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to Virtus Investment Partners, Inc., as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 15.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about the company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans, and ability to borrow, for all future periods. All forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward- looking statements involve substantial known and unknown risks and uncertainties, including those discussed under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our 2022 Annual Report on Form 10-K, as supplemented by our periodic filings with the Securities and Exchange Commission (the "SEC"), as well as the following risks and uncertainties resulting from: (i) any reduction in our assets under management; (ii) inability to achieve expected benefits of strategic transactions; (iii) withdrawal, renegotiation or termination of investment advisory agreements; (iv) damage to our reputation; (v) inability to satisfy financial debt covenants and required payments; (vi) inability to attract and retain key personnel; (vii) challenges from competition; (viii) adverse developments related to unaffiliated subadvisers; (ix) negative changes in key distribution relationships; (x) interruptions, breaches, or failures of technology systems; (xi) loss on our investments; (xii) lack of sufficient capital on satisfactory terms; (xiii) adverse regulatory and legal developments; (xiv) failure to comply with investment guidelines or other contractual requirements; (xv) adverse civil litigation, government investigations, or proceedings; (xvi) unfavorable changes in tax laws or limitations; (xvii) inability to make common stock dividend payments; (xviii) impediments from certain corporate governance provisions; (xix) losses or costs not covered by insurance; (xx) impairment of goodwill or other intangible assets; and other risks and uncertainties. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to above, in our 2022 Annual Report on Form 10-K and our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity.

Certain other factors that may impact our continuing operations, prospects, financial results and liquidity, or that may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us that modify or affect any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.
Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com